SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTON 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 25, 1999
                                (Date of Report)


                              AVIS RENT A CAR, INC.
             (Exact Name Of Registrant As Specified In Its Charter)


 DELAWARE                          1-13315                 11-3347585
(State of Incorporation)   (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)

     900 Old Country Road
     Garden City, NY                                       11530
(Address of Principal Executive Offices)                 (Zip Code)



        Registrant's telephone number, including area code: (516)222-3000

ITEM 1.           CHANGES IN CONTROL OF REGISTRANT.

                  Not applicable

ITEM 2.           ACQUISITON OR DISPOSTION OF ASSETS.

                  Not applicable

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP.

                  Not applicable

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  Not applicable

ITEM 5.           OTHER EVENTS.

                  On May 24, 1999, Avis Rent A Car, Inc. announced that it has signed an agreement to acquire Cendant Corporation's [NYSE:CD] PHH and Wright Express vehicle management and fuel card businesses for $1.8 billion. The transaction, which is expected to close on or about June 30, 1999, will be funded through a combination of debt and preferred stock, consisting of approximately $1 billion in banking facilities, $500 million in high yield securities and $360 million in convertible preferred stock.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                  Not applicable

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

                  Reference is made to the News Release of Avis Rent A Car, Inc. filed as an Exhibit hereto, which information is incorporated herein by reference.


ITEM 8.           CHANGE IN FISCAL YEAR.

                  Not applicable

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                  Not applicable

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    AVIS RENT A CAR, INC.

                                                    (Registrant)


Date: May 25, 1999                                  By:
                                                    ----------------------------
                                                    Kevin M. Sheehan
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

News Release of Avis Rent A Car, Inc. dated May 24, 1999

                       AVIS BUYS INDUSTRY-LEADING FLEET MANAGEMENT
                   AND FUEL CARD BUSINESSES FROM CENDANT IN TRANSACTION
                               VALUED AT $1.8 BILLION

                   Transaction Enables Avis to Diversify both the
                   Revenue and Geographical Base of the Company

     Creates Strong Growth Opportunities for Avis, PHH and Wright Express, Including Cross-Selling to Each Company's Extensive Corporate
                                 Customer Bases

               Fleet Management Businesses Leverage Avis Strengths
                In Financing and Managing Large Automotive Fleets


Garden City, New York, May 24, 1999 - Avis Rent A Car, Inc. [NYSE: AVI] today announced that it will acquire Cendant Corporation's [NYSE: CD] PHH and Wright Express vehicle management and fuel card businesses. The acquisition represents a transforming event for Avis to diversify its current car rental business, expand its revenue base, create powerful new synergies, and bring together a senior management team that has a wealth of fleet management and financing experience. The transaction will extend Avis' global reach through PHH's extensive European operations.

PHH is a leading global vehicle management company. The company provides services to over 19,000 companies in North America and Europe, including nearly one-third of the Fortune 500 companies and 50% of the FTSE 100. A substantial portion of PHH's revenues is generated by its fee-based fuel and credit card business. The company's total automotive fleet exceeds 700,000 vehicles worldwide; each year it purchases approximately 140,000 new vehicles and sells approximately 140,000 used vehicles. The company employs over 2,500 people worldwide. Wright Express provides fuel management services to commercial customers and develops and manages private label and cobranded fleet card programs. PHH and Wright Express will remain separate, each independently reporting directly into Avis.

The transaction is valued at $1.8 billion. It will be funded through a combination of debt and preferred stock, consisting of approximately $1 billion in banking facilities, $500 million in high yield securities, and $360 million in convertible preferred stock. The transaction, which comes as a result of an auction process among several bidders, is expected to close on or about June 30. Although immediately accretive in cash earnings per share, Avis estimates that the transaction will be slightly dilutive to GAAP earnings per share in 1999, slightly accretive in 2000, and significantly accretive beginning in 2001.

Kevin M. Sheehan, Executive Vice President and Chief Financial Officer of Avis said, "PHH and Avis are a natural fit, since both companies principally serve corporate clients and there are a number of opportunities to cross-market to each other's customers and to better capitalize on existing clients. That includes leveraging to PHH's benefit the strong relationships Avis enjoys with thousands of smaller, more profitable corporate customers - relationships which take enormous time to build. Importantly, we also expect that PHH's information technology applications will enhance the car rental business.

"It's also important to note that, building on our core strengths in managing large automotive fleets, the acquisition of this complementary business expands our business base and provides Avis with strong, annuity-like revenue and profit growth - giving us both fee-based and asset-based revenues," Mr. Sheehan said.

F. Robert Salerno, President and Chief Operating Officer of Avis said, "We intend to have PHH and Wright Express continue operating as distinct entities, with their management teams remaining in place. They have built successful, streamlined operations, and we look forward to their continued leadership. Their contributions will bring Avis closer to our vision of becoming the world's leading provider of full service automotive transportation and vehicle management solutions."

Mark Miller, President and CEO of PHH said, "We are creating a company that will be extremely competitive across a broad front. The unique strengths of each company will enable us to serve a wide range of commercial customers with innovative value added services. The team at Avis has done an extraordinary job growing their business and delivering shareholder value, and we are excited to be joining them in that effort."

Stephen P. Holmes, Vice Chairman of Cendant said, "In addition to the clear advantages for Avis, this transaction provides a three-fold benefit to Cendant. It helps to complete our strategic realignment, it provides the benefits of the purchase price, and it enables us to continue to participate in the upside potential of the fleet management and car rental businesses through a larger equity interest in Avis."

       PHH Information Technology Expertise to Benefit Car Rental Business

Mr. Salerno explained that PHH's powerful information technology applications have substantial potential to benefit Avis' car rental operations. "These systems provide corporate fleet customers with web-based data analysis on a car-by-car basis virtually in real time, which is a tremendous cost control tool. This capability helps build great customer loyalty for PHH, and we believe these applications will have real value for Avis' commercial customers," he said.

Avis estimates that PHH's advanced information technology applications will accelerate its IT strategy by as much as three years. These applications represent powerful cost management tools that will be valuable to Avis' corporate rental customers.

       PHH Subsidiaries to Help Bring New Market Reach to Avis

In addition to the core PHH business unit and Wright Express, Avis is acquiring two PHH subsidiaries, Cendant Business Answers (Europe) PLC and the Harpur Group Ltd., which Avis believes will help extend its market reach and grow both the fleet management and car rental businesses:

o Cendant Business Answers (Europe) PLC includes: PHH Vehicle Management, the UK's leading vehicle management specialist; Cendant Claims Plus, which provides accident management on behalf of major insurers and corporate businesses; and Cendant Business Partners, specialists in transaction processing and technology.

o The Harpur Group Ltd. is a leading fuel card and vehicle management company in the United Kingdom, and includes brands such as Overdrive Business Solutions, one of the UK's leading providers of specialist automotive business solutions. The PHH and Harpur businesses have over 1.2 million cards in use in the UK market. Wright Express adds an additional 2 million cards, giving the company a combined reach of 3.2 million cards.

       Terms of Preferred Stock Outlined

Avis will finance a portion of the purchase price by issuing $360 million of Series A preferred stock. This will need to be ratified by shareholders at Avis' annual meeting in 2000. According to the agreement, the terms of the preferred stock are as follows:

The preferred stock will have an eleven-year term with a five percent dividend rate. For the first five years the dividend will be paid-in-kind; for the remaining six years it will be paid in cash. Cendant has a put option on the preferred after two years, and it is callable under certain terms by Avis after five years. The stock is convertible into common shares at a price of $50 per share, a 41% premium to Avis' share price at the close of business on Friday, May 21, 1999. Following the conversion, Cendant will receive an additional 7.2 million Avis shares, increasing its stake in Avis to 34%. Cendant's voting shares are capped, however, at 20%. The non-voting shares would convert into voting shares if Cendant ever sells them to a third-party.

Lehman Brothers is serving as financial advisor. Chase Manhattan Corporation and Lehman Brothers are providing financing to Avis for this acquisition.

This press release contains statements related to future results, which are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including the impact of competitive products and pricing, changing market conditions, the ability of the Company and its vendors to complete the necessary actions to achieve a Year 2000 conversion for its computer systems and applications: and other risks which are detailed from time to time in the Company's publicly-filed documents, including its Annual Report on Form 10-K for the year ended December 31, 1998 and the quarterly report in Form 10-Q for the period ended March 31, 1999. Actual results may differ materially from those projected. These forward-looking statements represent the Company's judgements as of the date of this release.

Avis Rent A Car, Inc. with locations in the United States, Canada, Australia, New Zealand, Argentina, Puerto Rico, and the U.S. Virgin Islands, is one of the leading car rental companies in the world. Annually, the Company completes approximately 15 million rental transactions with a fleet averaging approximately 205,000 vehicles, generating over $2.3 billion in revenue.

                                      ###


CONTACTS:

Tony Fuller
Media Relations
516/222-4690

Elizabeth Logler
Investor Relations
516/222-4795